Exhibit 10.6

EMPLOYMENT AGREEMENT
(English Translation)

Party A Henan Gengsheng Refractories Co., Ltd.                Nature Foreign Invested Enterprise

Address No.88 Gengsheng Avenue, Da Yugou Town, Gongyi City Henan Province, Zip Code 451271

Party B Zhang, Shunqing                Gender: Male

Present Address Governmental Courtyard, Da Yugou Town, Gongyi City Henan Province Zip Code 451271

EMPLOYMENT AGREEMENT

Party A Henan Gengsheng Refractories Co., Ltd. and Party B Zhang, Shunqing , in order to establish employment relationship and define their rights and obligations, hereby execute this Agreement in accordance with the applicable provisions of the Labor Law of the People’s Republic of China and other laws and regulations on the basis of equality and mutual agreement.

Article 1 Term of Contract and Probation Period

The term of this Agreement shall be three years, from Jan. 1, 2007 through Dec. 31, 2009, during this period, there shall be a probation period of ___ years ___ months, from ___ to ___.

Article 2 Job Post and Duties

1) Party A hires Party B as the Chief Executive Officer due to Party A’s business need. Party A shall provide Party B with necessary work environment.

2) Party B shall at all times be subject to and comply with Party A's policies, rules and procedures then in effect. Party B shall complete his work assignment and meet the quality index according to the job and duties defined by Party A.

3) Party B’s job is of daily management of production and operations of the Party A.

4) Party A may change Party B's job or position due to Party A's business need on the basis of mutual agreement and consent.

Article 3 Work Conditions and Labor Protection

1) Party A shall provide Party B with a work environment and labor protection measures consistent with the national standard required by the government.

2) Party A shall provide Party B with a work environment and labor protection measures consistent with the requirements of the national government.

3) Party B engaged in work with occupational hazards shall be given physical examination once a year consistent with relevant national regulations.

4) Party A shall provide female workers and juvenile workers with special protection in accordance with relevant national law and regulations.

5) During working, Party B shall strictly comply with safe operation regulations, and have the right to refuse to follow orders if the management personnel of Party A direct or force Party B to work in violation of regulations, and to criticize, expose and accuse any acts endangering the safety of their life and physical health.

6) Party B shall not start on a job requiring special skills unless Party B holds a Special Work Certificate after Party A’s professional training in accordance with national regulation or Party B has held such a certificate.

Article 4 Work Conditions and Labor Protection

1) Party A shall implement a 8 hours work system.

a) Party B’s work time defined by Party A shall not be over 8 hours a day if an irregular work system is implemented. In the event that Party A needs Party B to work overtime due to special business needs, Party B shall not overwork for more than 3 hours a day on precondition of Party B’s health being protected.

b) Where a comprehensive or an irregular working system approved by the labor administrative departments, working time shall be executed in accordance with relevant national regulations.

2) Party B shall be entitled to legal rest specified by the national government.

3) Party B shall be entitled to legal holidays specified by the national government.

Article 5 Compensation

1) In the event that Party B has accomplished the work assigned by Party A, Party B’s salary shall be fully and timely issued at least once a month by Party A in the designated currency, with the salary issuing date being .

2) Standard and way of Party A’s salary payment to Party B is Annual Salary .

3) Party B’s temporary month compensation of the probation period shall be RMB .

4) Party B’s salary issued by Party A shall comply with the provincial government regulation on minimum salary.

5) Party A shall gradually increase Party B’s salary level upon the economic performance being enhanced.

6) In the event that Party A needs Party B to work overtime due to business needs out of legally designated working time, and with Party B has finished the norm work and / or work assignment, Party A shall provide Party B with compensation in accordance with the national laws and regulations.

Article 6 Labor Insurance, Welfare and Benefits

1) Parties shall fully pay relevant social insurance to designated authorities on Party B’s behalf in a timely manner in accordance with government requirements.

2) In the event of Party B’s job related injures, Party A shall provide Party B compensation in accordance with government rule and regulation.

3) Party B shall be treated by Party A according to Party A’s policy during Party B’s pregnancy, maternal leave or breast-feeding period.

4) Party B shall be entitled to other insurance and welfare in accordance with national and local government regulations.

Article 7 Labor Discipline

1) Party A shall establish internal rules and regulations strictly in accordance with relevant national laws and regulations.

2) Party B shall strictly abide by the various rules and regulations designated by Party A, as well as Party A’s management.

3) Party B may be disciplined by Party A in accordance with relevant rules and policies in the event that Party B violates rules and regulations.

Article 8 Termination of Employment Agreement

1) This Agreement may be terminated upon its expiration.

2) This Agreement may be terminated when Party B reaches his or her retiring age stipulated by the laws.

3) This Agreement may be terminated upon the occurrence of any one of the circumstances designated by the Parties.

Article 9 Amendment

Upon the occurrence of any of the following circumstances, the Parties may amend the relevant provisions of this Agreement:.

1) Due to change of business scope or adjustment to business operations;

2) There have been changes of related laws, rules and regulations, and governmental policies;

3) Due to the force majeure, the Agreement can not be executed;

4) Party B is unable to perform the obligations under this Agreement due to Party B’s health problem;

5) There have been major changes to objective circumstances, rendering it impossible to enforce the original Agreement.

Article 10 Discharge of Obligations under the Agreement

1) The obligations under the Agreement may be discharged upon mutual consent of the Parties;

2) Upon the occurrence of any one of the following circumstances, Party A may terminate this Agreement at any time:

a) Party B has not met the hiring conditions during the probation period;

b) Party B seriously violates the rules and regulations of the Party A;

c) Party B grossly neglects his duties under this Agreement and is engaged in malpractice for personal gains, causing substantial loss to Party A;

d) Party B is held criminally liable.

3) Upon the occurrence of any one of the following circumstances, Party A may terminate this Agreement with 30 days written notice to Party B:

a) In the event that Party B becomes sick or suffers non-work related injuries, after Party B’s medical leave has ended, Party B still cannot perform the work on the original duty or any other work arranged by Party A;

b) Party B is incompetent, and still remains incompetent even after training or even though Party B's duty has been adjusted;

c) The parties are not able to reach an agreement on amend this Agreement after their consultations.

4) Party A may terminate this Agreement when Party A is on the verge of bankruptcy, subject to the reorganization process or under serious operational loss. Party A shall declare the circumstances to the Labor Union or all the staff members for their advice and report to the Labor Department at the same time.

5) Upon the occurrence of any one of the following circumstances, Party A shall not terminate this Agreement pursuant to Sections 3) and 4) in Article 10:

a) Party B is sick or injured and is in designated medical treatment period.

b) Party B is in pregnancy, maternal leave or breast-feeding period;

c) Other circumstances specified by laws and regulations.

6) In the event that Party B has professional disease or suffers work related injuries, after Party B's medical treatment has ended, Party B is completely or partially unable to perform the obligations under this Agreement as per the judgment of county-level or above Labor Judgment Commission, Party B shall be treated in accordance with the relevant state regulations, and Party A shall not terminate this Agreement pursuant to Sections 3) and 4) in Article 10.

7) Party B may terminate this Agreement at any time upon the occurrence of any one of the following circumstances, but must give Party A 30 days written notice:

a) Party B is in the probation period;

b) Party A forces Party B to perform labor through force, threat or illegally restricts on Party B's personal freedom;

c) Party A fails to pay labor compensation or provide required work conditions.

Article 11 Other circumstances covenanted by the Parties (The covenanted circumstances shall not conflict with relevant state laws and regulations)

________________________________.

Article 12 Economic Compensation and Liability for Breach of Contract

1) In the event that Party A terminates this Agreement pursuant to Section a), b), c) and d) of Article 10, Party A shall give Party B economic compensation in accordance with regulations of Economic Compensation Measures on Breaching and Discharging Employment Contract issued by the State Labor Department.

2) Upon the occurrence of any one of the following circumstances, Party A shall give Party B economic compensation consistent with regulations of Economic Compensation Measures on Breaking and Discharging Employment Contract and Compensation Measures of Illegally Reaching and Discharging Employment Contract issued by the State Labor Department:

a) Party A reduces or delays payment of Party B’s salary intentionally;

b) Party A refuses to pay Party B for Party B’s overtime work;

c) Party A pays Party B a salary lower than the minimum local salary;

d) Party A does not give Party B economic compensation in accordance with state regulations after the employment agreement is terminated;

e) Party A violates state laws and regulations on protection of female workers and juvenile workers and infringes Party B’s legal interests causing substantial loss to Party B;

f) Party A terminates the Agreement without legitimate reasons specified by relevant laws and regulations, or breach the confidentiality obligations defined in this Agreement causing substantial loss to Party B.

Article 13 Labor Disputes

When a labor dispute between the parties arises during the term of this Agreement, the Parties may seek for a settlement through consultation; or either party may submit the dispute to a labor dispute mediation committee of the mediation; if the mediation fails and one of the parties requests for arbitration, that party may submit the dispute to the labor dispute arbitration committee. Either party may also directly submit the dispute to the labor dispute arbitration committee for arbitration within 60 days following the date of the occurrence of a labor dispute. If one of the parties is not satisfied with the arbitral award, the party may bring the case to a court with jurisdiction within 15 days of the date of receiving the arbitral award.

Article 14 Party B shall be compensated no less favorable than the compensation provided in the collective contract of Party A.

Article 15 Relevant laws and regulations shall apply to circumstances not covered by this Agreement.

Article 16 Party A and Party B shall each hold one original copy of this Agreement. This Agreement will be invalid in case of any alteration or being signed without authorization.

Article 17 The renewal date of this Agreement is in January of each year. Party B shall give Party A a 30-day written notice if Party B decides not to extend the Agreement.

Party A	(Signature)	Party B	(Signature)

Henan Gengsheng Refractories Co., Ltd.		/s/ Zhang, Shunqning
(Corporate Seal)

Date: January 1, 2007